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                           THE LOGIX COMPANIES, LLC

               FORM OF PROXY SOLICITED BY THE BOARD OF MANAGERS


         FOR A SPECIAL MEETING TO BE HELD ON MONDAY, FEBRUARY 18, 2002



        The undersigned member(s) of The Logix Companies, LLC, a Colorado limited liability company (the "Company"), hereby appoint(s) A. Anthony Sdao and Kristin DelMonte, and each of them, as proxies for the undersigned, with full power of substitution, for and in the name, place and stead of the undersigned, to attend the Special Meeting of Members of the Company to be held at the offices of Faegre & Benson LLP at 370 17/th/ Street, Suite 2500, Denver, Colorado 80202 on Monday, February 18, 2002 at 10:00 a.m., and any adjournment(s) or postponement(s) thereof, and to cast on behalf of the undersigned the number of votes the undersigned would be entitled to vote if personally present as set forth herein and otherwise to represent the undersigned at the meeting with all powers possessed by the undersigned if personally present at the meeting. The undersigned acknowledges receipt of the Notice of the Special Meeting of Members and the accompanying Proxy Statement and Prospectus and releases any proxy heretofore given with respect to such meeting.



     THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED MEMBER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR APPROVAL AND ADOPTION OF THE MERGER AGREEMENT, AS SET FORTH IN PARAGRAPH 1 ON THE REVERSE SIDE.



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     THE LOGIX COMPANIES, LLC       PROXY FOR SPECIAL MEETING

        This proxy is revocable at any time before it is exercised and the undersigned reserve(s) the right to attend the meeting and vote in person.
                                   PROPOSAL
        The Board of Managers recommends a vote "FOR" the listed proposal.

        1. Proposal for approval and adoption of the Agreement and Plan of Merger, dated as of December 15, 2001, by and among Concord EFS, Inc., Spark Merger Corp. and the Company.

            [_] FOR                 [_] AGAINST                 [_] ABSTAIN

        2. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

     The undersigned hereby ratifies and confirms all that said attorneys and proxies, or any one or more of them or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof and any prior proxies are hereby revoked.

                                                          Dated: ________, 2002


                                                          _____________________
                                                          Signature

                                                          _____________________
                                                          Signature


                                                          Your signature should
                                                          be as your name
                                                          appears hereon. When
                                                          signed in a fiduciary
                                                          or representative
                                                          capacity please show
                                                          your full title as
                                                          such. For joint
                                                          accounts each joint
                                                          owner should sign.
                                                          PLEASE DATE, SIGN AND
                                                          RETURN IN THE
                                                          ENCLOSED POSTMARKED
                                                          ENVELOPE PROMPTLY.


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